Exhibit 1.1

6,000,000 Shares

CONSONUS TECHNOLOGIES, INC.

COMMON SHARES

UNDERWRITING AGREEMENT

■, 2007

■, 2007

Merriman Curhan Ford & Co.
Oppenheimer & Co.
Jesup & Lamont Securities Corp.
Blackmont Capital Inc.
c/o Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, CA 94108

Dear Sirs and Mesdames:

Consonus Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 6,000,000 common shares of the Company (the “Firm Shares”).

Certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters not more than an additional 900,000 common shares (the “Additional Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 4 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The common shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

As the representative of the Underwriters, Merriman Curhan Ford & Co. has informed the Company and the Selling Shareholders that Merriman Curhan Ford & Co. is authorized to enter into this Agreement on behalf of the several Underwriters, and that the several Underwriters are willing, on the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained, and upon the terms but subject to the conditions herein set forth, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Additional Shares if Merriman Curhan Ford & Co. elects to exercise the over-allotment option in whole or in part for the account of the several Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus” (and shall, with respect to sales of Shares in Canada, also include the Canadian Supplemented Prospectus (as defined in Section 7(i) hereof)).  If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462

Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time Of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement, together with the final term sheet and free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge (after telephone inquiry of the Commission), threatened by the Commission.  When representations or warranties in this Agreement are qualified to the “Company’s knowledge,” they are given by the Company to the extent of and qualified in all respects by the facts actually known to any of the executive officers or directors of the Company, with an obligation of reasonable inquiry on the part of such executive officers and directors, prior to the date such representations or warranties are made.

(b)           (i)  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) the Canadian Final Prospectus (as defined in Section 1(d)) when it was filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Final Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with Canadian Securities Laws and the applicable rules and regulations of the Canadian Securities Commissions thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any supplement thereto) or the Canadian Final Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has complied with all applicable securities laws in each of the provinces in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (“Canadian Securities Laws”) required to be complied with by the Company to qualify the distribution of the Shares as contemplated hereby in each of the provinces of Canada.  The Company has prepared and filed a preliminary base PREP prospectus relating to the Shares in the English and French languages (the “Canadian Preliminary Prospectus”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities in each of the provinces of Canada (“Canadian Securities Commissions”) pursuant to National Policy 43-201.  The Company has obtained a preliminary decision document issued by the OSC evidencing that receipts of the Canadian Securities Commissions in each of the provinces of Canada have been issued in respect of the Canadian Preliminary Prospectus.  The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Shares in the English and French languages in accordance with National Instrument 44-103 for the pricing of securities after the receipt for a prospectus has been obtained (the “Canadian Final Prospectus”), and has obtained a final decision document issued by the OSC evidencing that final receipts of the Canadian Securities Commissions in each of the provinces of Canada have been issued in respect of the Canadian Final Prospectus.

(e)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)            Each significant subsidiary of the Company (as defined in Rule 1-02(w) of Regulation S-X, a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (other than as required by law), free and clear of all liens, encumbrances, equities or claims.

(g)           This Agreement has been duly authorized, executed and delivered by the Company.  All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including execution and delivery of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus and the filing thereof and the Canadian Supplemented Prospectus (defined in Section 7(i)) under Canadian Securities Laws in each province of Canada.

(h)           The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(i)            The Common Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j)            The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, where such contravention of such agreement, instrument or judgment, order or decree would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including any Canadian court or Canadian federal or provincial governmental authority) is required for the performance by the Company of its obligations under this Agreement, except (i) as may be required by the securities or Blue Sky laws of the various states or the bylaws and rules and regulations of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares, and (ii) for the filing of the Canadian Supplemented Prospectus (as defined in Section 7(i)).

(l)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)          There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.  There are no legal or governmental proceedings pending nor any statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries are subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, and to the knowledge of the Company, no such legal or governmental proceedings are threatened.

(n)           Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to either Rule 424 under the Securities Act or Canadian Securities Laws, complied when so filed in all material respects with either the Securities Act and the applicable rules and regulations of the Commission thereunder, or Canadian Securities Laws and the applicable rules and regulations of Canadian Securities Commissions, as applicable.

(o)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           The Company and its subsidiaries (i) are in compliance with any and all applicable U.S., Canadian and other foreign federal, state, provincial, territorial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)            The Company and its subsidiaries have complied and are in compliance with all federal, state, local, provincial and foreign statutes, executive orders, proclamations, rules, regulations, orders and similar provisions having the force of law and all judicial and administrative orders and rulings, and common law concerning the importation or export of products and technology in connection with the Company’s or any subsidiary’s business except where the failure to be in compliance would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.  Neither the Company nor any of its Significant Subsidiaries nor, to the Company’s knowledge, any of the Company’s other subsidiaries, has made any payment, offer, gift, or authorized or otherwise participated in, assisted or facilitated any payment or gift related to the Company’s or any subsidiary’s business that is prohibited by the United States Foreign Corrupt Practices Act or the Corruption of Foreign Public Officials Act of Canada.

(s)           Other than as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person (which term shall, throughout this agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company at any time prior to 180 days after the Closing Date (as such 180 day period may be extended as described in Section 3(c)), or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or granting such person any preemptive right, right of first offer or similar right with respect to any securities of the Company.

(t)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the shares (including securities convertible or exercisable into or exchangeable for shares), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, respectively.

(u)           The Company and its subsidiaries have good and marketable title to all real and personal property, tangible and intangible, owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)           The Company and its subsidiaries own, possess or license, or can acquire or license on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of asserted rights of others with respect to any of the foregoing (or any written correspondence implying infringement by means of offer of a license) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)          No material labor dispute with current and former employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(x)            The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.  Neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(y)           The Company and its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z)            Except as described in the Time of Sale Prospectus, the Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)         Ernst & Young LLP and Grant Thornton LLP, which each have expressed their opinion with respect to certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, are independent registered public accounting firms as required by the Securities Act and can express opinions under Canadian Securities Laws.  Except as described in the Pricing Prospectus and as pre-approved in accordance with the requirements set forth in Section 10A of the 1934 Act, Ernst& Young LLP and Grant Thornton LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the 1934 Act).

(bb)         The financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved.  The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Financial Information,” “Capitalization” and “Selected Financial Information” present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc)         No other financial statements or schedules of the Company or any other entity are required to be included in the Registration Statement or the Prospectus pursuant to any requirement of the Securities Act or any rules and regulations thereunder, including Rules 3-05 and 11 of Regulation S-X, or the Canadian Securities Laws.

(dd)         There are no transactions or loans between the Company and any holder of 5% or more of the Common Shares, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals other than those described in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).  In particular, no such person or entity (i) has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company, (ii) is directly or indirectly interested in any contract with the Company, except for compensation and standard benefits for services as a director, officer or employee that is disclosed in the Time of Sale Prospectus (to the extent it is required to be disclosed), (iii) has any ownership interest in any property, real or personal, tangible or intangible, used in the Company’s business, except for the normal rights of a shareholder, or (iv) has, either directly or indirectly, a material interest in any person which purchases from or sells, licenses or furnishes to Company any goods, property, technology or intellectual or other property rights or services (except in the case of (i) - (iv) above, with respect to any interest of less than 5% of the outstanding voting shares of any corporation whose stock is publicly traded).

(ee)         Except as described in the Registration Statement (exclusive of any amendments thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or under Canadian Securities Laws, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)           To the Company’s knowledge, the information provided by and on behalf of the Company in the Company’s applications for listing of the Common Shares for trading on the Nasdaq Global Market, as amended or supplemented, was true, correct and complete in all material respects through the listing date.

(gg)         Except as described in the Registration Statement and Prospectus, neither the Company nor any officer, director or any other affiliate of the Company (as such term is defined in Rule 405 under the Securities Act) has incurred any liability for or entered into any agreement providing for a finder’s fee or similar fee in connection with the transactions contemplated by this Agreement.

(hh)         Neither the Company nor any of its officers, directors, or to the Company’s knowledge, other affiliates (as such term is defined in Rule 405 under the Securities Act) has taken, and each officer or director has agreed that he will not take, and the Company has used reasonable efforts to cause each of its affiliates not to have taken or take, directly or indirectly, any action designed to constitute or which has constituted or which might cause or result in the stabilization or manipulation of the price of any security of the Company or other violation under Regulation M of the Exchange Act or otherwise, to facilitate the sale or resale of the Common Shares.

(ii)           The minute books or true and correct copies thereof of the Company and each of its subsidiaries have been provided to the Underwriters and contain accurate summaries of all meetings and actions of the directors, all committees of the board of directors and stockholders of the Company, and reflect all transactions referred to in such minutes accurately in all material respects since its inception.  The minute books of each Significant Subsidiary have been provided to the Underwriters and contain accurate summaries of all meetings and actions of the directors, all committees of the board of directors and stockholders of such Significant Subsidiary since January 1, 2002, and reflect all transactions referred to in such minutes accurately in all material respects.

(jj)           Except as set forth in the Registration Statement and Prospectus, none of the Company or any Significant Subsidiary has employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), it being understood that neither the Registration Statement nor the Prospectus disclose that such employee benefit plans are subject to ERISA.  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any Significant Subsidiary are eligible to participate and each such plan subject to ERISA is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  None of the Company or any Subsidiary has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(kk)         The Company has provided to Torys LLP, counsel for the Underwriters (“Underwriters’ Counsel”), complete and accurate copies of all agreements, certificates, correspondence and other items, documents and information requested by such counsel, including in such counsel’s due diligence requests of (A) September 27, 2006, as supplemented thereafter, (B) October 20, 2006 and (C) September 12, 2007.

(ll)           The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act and the rules and regulations of the Commission adopted thereunder, and Rules 4200 and 4350 of the rules of the Nasdaq Stock Market, Inc.  The Company’s audit committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the Commission adopted thereunder, and Rules 4200 and 4350 of the Nasdaq Stock Market, Inc.

(mm)       The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder that are applicable, or will be applicable as of the date of payment for and delivery of the Firm Shares and Additional Shares pursuant hereto, to the Company.

(nn)         There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources or components or revenue or expenses.

(oo)         Except as set forth in the Registration Statement and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(pp)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)         The confidentiality agreements between the Company or the Significant Subsidiaries and their officers, employees and consultants are binding and enforceable obligations upon the other parties thereto in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

(rr)           Each officer and director of the Company and each owner of record of capital stock or options or warrants to acquire capital stock of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the “lock-up” agreements).  The Company has provided to Underwriters’ Counsel true, accurate and complete copies of all of the lock-up agreements presently in effect or effected hereby.

(ss)         Any certificate signed by an officer of the Company in his capacity as such and delivered to the Underwriters or Underwriters’ Counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters set forth in such certificate.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)           The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney signed by such Selling Shareholder and Computershare Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Custody Agreement and Power of Attorney”) will not contravene any provision of any law applicable to such Selling Shareholder or the Custody Agreement and Power of Attorney, or the articles of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree applicable to such Selling Shareholder of any foreign or domestic governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including without limitation any Canadian court or Canadian federal or provincial governmental authority) is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney entered into by such Selling Shareholder, except (i) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and (ii) for the filing of the Canadian Supplemented Prospectus.

(c)           Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (except for such restrictions, legends, proxies or other encumbrances disclosed to the Underwriters listed on the first page of this Agreement (the “Representatives”), and which will be released or shall terminate as of the Closing Date) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)           The Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, except as the enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of obligations of such Selling Shareholder thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of auditors’ rights generally and by general equitable principles (whether applied in law or equity).

(e)           Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to the Depository Trust Company (“DTC”) (Nominee name:  Cede & Co.) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the books of DTC to participants accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)           All information furnished by or on behalf of such Selling Stockholder for use in the Prospectus and the Canadian Final Prospectus does not, and on the date of the Time of Sale Prospectus, the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           If such Selling Shareholder was requested to complete an “NASD Questionnaire”, the written response to such document provided by such Selling Shareholder to counsel for the Underwriters is true, correct and complete.

(i)            In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof).

(j)            The Selling Shareholders have not taken and will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Shares.

(k)           There are no transfer taxes or other similar fees or charges under the federal law or laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholder of the Shares.

3.             Agreements to Sell and Purchase.

(a)           Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters the number of Additional Shares set forth on Schedule I hereto opposite the name of such Seller, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter, at a price of U.S. $■ per share (the “Purchase Price”).

(b)           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule II hereto opposite the name of such Underwriter, at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the effective date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments or stabilizations made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional

Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)           The Company hereby agrees that, without the prior written consent of Merriman Curhan Ford & Co. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and reflected in the Time of Sale Prospectus, (iii) the issuance of Common Shares, or options to purchase Common Shares, to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the Time of Sale Prospectus, (iv) the filing of a registration statement on Form S-8 to register the issuance of Common Shares upon exercise of equity awards granted under the Company’s incentive plan; or (v) offers, sales, contracts to sell, the issuance of or the registration of common shares as consideration for one or more acquisitions, provided that the aggregate fair market value of the Common Shares issued or agreed to be issued in all such acquisitions (based on the closing price on the Nasdaq Global Market on the trading day immediately preceding the date of the applicable acquisition agreement) does not exceed $75,000,000; provided, however, that in the case of any issuance described above in connection with the acquisition of a company (or assets thereof) whose stock is not publicly traded on the New York Stock Exchange, Nasdaq Global Market or any other national securities exchange, each recipient shall execute and deliver a lock-up agreement substantially in the form of Exhibit A hereto to Merriman Curhan Ford & Co.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify Merriman Curhan Ford & Co. of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

4.             Terms of Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective and a Mutual Reliance Review System receipt has been issued in respect of the Canadian Final Prospectus as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S. $■ per share (the “Public Offering Price”) with respect to the Firm Shares and any Additional Shares and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $■ per share under the Public Offering Price.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal funds, denominated in the currency in such proportions as specified in Section 3, immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on ■, 2007.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Sellers in Federal funds, denominated in U.S. dollars, immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3.  The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective and the OSC shall have issued the decision document for the Canadian Final Prospectus not later than the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The representations and warranties of the Company, shall be true and correct as of the Closing Date, and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to this effect and to the effect set forth in Section 6(a)(i) above and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The representations and warranties of the Selling Shareholders shall be true and correct as of the Closing Date, and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact for the Selling Shareholders, to this effect.

(d)           The Underwriters shall have received on the Closing Date an opinion of Stikeman Elliott LLP and/or Wilson Sonsini Goodrich & Rosati, outside counsel for the Company, dated the Closing Date substantially in the form of Exhibit B.

(e)           The Underwriters shall have received on the Closing Date an opinion of Stikeman Elliott and/or Wilson Sonsini Goodrich & Rosati substantially in the form of Exhibit C.

(f)            The Underwriters shall have received on the Closing Date an opinion of ■, counsel for the Selling Shareholders listed on Schedule I hereto, dated the Closing Date substantially in the form of Exhibit D.

(g)           The Underwriters shall have received on the Closing Date an opinion of Torys LLP, counsel for the Underwriters, dated the Closing Date substantially in the form of Exhibit E.

(h)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP and Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information (including without limitation adjusting entries made to certain pro forma financial presentations) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided, however, that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from ■ regarding compliance with the laws of Quebec relating to the use of the French language in connection with the documents (including the Prospectus and certificates representing the Shares) to be delivered to purchasers in Quebec.

(j)            The lock-up agreements, each substantially in the form of Exhibit A hereto between you and each shareholder, each officer and director of the Company and certain other holders of the Company’s securities relating to sales and certain other dispositions of Common Shares or certain other securities, shall have been delivered to you on or before the date hereof, and shall be in full force and effect on the Closing Date.

(k)           The Underwriters shall have received opinions of ■, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, are in all material respects, a complete and accurate translation of the English language version thereof.

(l)            The Underwriters shall have received opinions of Ernst & Young LLP and Grant Thornton LLP dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.             Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, seven (7) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City (and in Toronto and Montreal with respect to the Canadian Supplemented Prospectus in the English and French languages), without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions, as required by law and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented prospectus in the English and French languages that complies with National Instrument 44-103 (the “Canadian Supplemented Prospectus”), in a form reasonably satisfactory to the Underwriters.

(j)            The Company will apply the net proceeds it realizes from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(k)           The Company will use its best efforts, at its cost and expense, to take all necessary and appropriate action to list the Share on the Nasdaq Global Market and maintain such listing for as long as the Shares are so qualified.

8.             Covenants of the Underwriters.

Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian Supplemented Prospectus and amendments and supplements to any of the foregoing, including all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (except that each Selling Shareholder agrees to pay or cause to be paid all transfer or other taxes payable with respect to the Shares sold by such Selling Shareholder), (iii) all expenses in connection with the qualification of the Shares for offer and sale under state and Canadian provincial securities laws as provided in Sections 7(g) and 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the

Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-1 relating to the Common Shares and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Underwriters and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Underwriters hereunder for which provision is not otherwise made in this Section.  The Selling Shareholders listed on Schedule I hereto agree to pay or cause to be paid all fees, disbursements and expenses of ■ [Note to Draft: Counsel for Selling Shareholders to be confirmed] as counsel for such Selling Shareholders.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

In addition to the responsibility of the Company and the Selling Shareholders for payment of the foregoing expenses, the Company and, unless otherwise paid by the Company, the Selling Shareholders, shall pay to the Underwriters a non-accountable expense allowance equal to $30,000.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.           Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all expenses, losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in all cases only with reference to information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder in writing expressly for use therein.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the product of the Purchase Price per share multiplied by the number of Shares sold by such Selling Shareholder under this Agreement.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Sellers, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter in Section 10(a) or from the Selling Shareholder to such Underwriter in Section 10(b), as the case may be, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free-

writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 10(a), 10(b) or 10(c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control such Selling Shareholders within the meaning of either such Section.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Merriman Curhan Ford & Co.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Custody Agreement and Power of Attorney entered into by each Selling Shareholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)           To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company and/or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and not joint, and shall be limited to an amount equal to the product of the Purchase Price per share multiplied by the number of Shares sold by such Selling Shareholder under this Agreement.

(f)            The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, their general or limited partners, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis (including without limitation a terrorist attack or major weather calamity) that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.           Entire Agreement.  (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Sellers, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Sellers acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers.  The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares

13.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however,  that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such defaulting Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.           Jurisdiction.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located within the City of New York in the State of New York, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 19 or as otherwise permitted under applicable law, rules and regulations, shall be valid and sufficient service thereof.  With respect to any particular action, suit or proceeding, venue shall lie solely in the City of New York, New York.

15.           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of each Seller with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Sellers agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.           Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Merriman Curhan Ford & Co., 600 California Street, 9th Floor, San Francisco, CA 94108, Attention: Steven R. Foland, Managing Director; with a copy to Torys LLP, 237 Park Ave., New York, NY 10017, Attention: Joris M. Hogan; if to the Company shall be delivered, mailed or sent to Consonus Technologies, Inc., 301 Gregson Drive, Cary, North Carolina 27511, Attention:

Michael G. Shook, with a copy to Stikeman Elliott LLP, Commerce Court West, Suite 5300, 199 Bay Street, Toronto, Ontario, Canada MSL 1B9, Attention: Brian Pukier; if to the Selling Shareholder listed on Schedule I shall be delivered, mailed or sent to ■, Attention: ■.

20.           No Fiduciary Duty.  The Company hereby acknowledges that (a) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (b) the Company’s engagement of the Underwriters in connection with the offering of Shares contemplated by the Prospectus is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering of Shares contemplated by the Prospectus (irrespective of whether the Underwriters have advised or is currently advising the Company on related or other matters).

21.           Third Party Beneficiaries.  Any affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in Canada pursuant to the Canadian Prospectus and offers and sells the Shares in the Canadian Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 1, the representations and warranties of the Selling Shareholders contained in Section 2, the covenants of the Company contained in Sections 6 and 7, the indemnification and contribution obligations of the Company and the Selling Shareholders contained in Section 10 and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

Very truly yours,

CONSONUS TECHNOLOGIES, INC.

By:
Name:
Title:

By:
[Selling Shareholder]

By:
[Selling Shareholder]

By:
[Selling Shareholder]

Accepted as of the date hereof

Merriman Curhan Ford & Co.
Oppenheimer & Co.
Jesup & Lamont Securities Corp.
Blackmont Capital Inc.

Acting severally on behalf of themselves
and the several Underwriters named in
hereto

By:	Merriman Curhan Ford & Co.

By:
Name:
Title:

[Signature Page to Consonus Underwriting Agreement]

SCHEDULE I

Number of Option Shares That May Be Sold
Name of Selling Shareholder	■
■	■
■	■
■	■
■	■
Total:	■

I

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Merriman Curhan Ford & Co.	■
Oppenheimer & Co.	■
Jesup & Lamont Securities Corp.	■
Blackmont Capital Inc.	■
Total:	■

II

SCHEDULE III

Time of Sale Prospectus

1.             Preliminary Prospectus issued ■

2.             ■

III

EXHIBIT A

______________, 2007

Merriman Curhan Ford & Co.
Oppenheimer & Co.
Jesup & Lamont Securities Corp.
Blackmont Capital Inc.
c/o Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, CA 94108

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, $0.000001 par value per share (the “Common Stock”), of Consonus Technologies, Inc., a Delaware corporation (the “Company”), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that Merriman Curhan Ford & Co., proposes to enter into an underwriting agreement with the Company (the “Underwriting Agreement”) providing for a public offering of the Common Stock of the Company by the several underwriters, including Merriman Curhan Ford & Co. (the “Underwriters”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “Public Offering”). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges the Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Public Offering and in entering into underwriting arrangements with the Company with respect to the Public Offering.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merriman Curhan Ford & Co. on behalf of the Underwriters (which consent may be withheld in its sole discretion), it will not, during the period (the “Restricted Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the exercise of options or warrants or the conversion of a security outstanding on the date of the Prospectus and which are described in the Company’s registration statement on Form S-1, as amended and supplemented, filed with the Securities and Exchange

Commission; provided, however, that the undersigned agrees that the foregoing sentence shall apply to any securities issued by the Company to the undersigned upon such an exercise or conversion.  In addition, the undersigned agrees that, without the prior written consent of Merriman Curhan Ford & Co. on behalf of the Underwriters (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned agrees that if (a) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merriman Curhan Ford & Co. waives, in writing, such extension.  The undersigned hereby acknowledges and agrees that written notice of any extension of the Restricted Period pursuant to this paragraph will be delivered by Merriman Curhan Ford & Co. to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

With respect to the Public Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, or otherwise, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, (iii) by will or intestate succession provided that the transferee agrees to be bound by the restrictions set forth herein, or (iv) to the Underwriters pursuant to the Underwriting Agreement; provided, however, that in cases (i) - (iii) above, it shall be a condition to such transfer that Merriman Curhan Ford & Co. receives prior written notice of the transfer and a copy of the agreement of the donee or trustee, as the case may be, to be bound by the restrictions set forth herein, and there shall be no further transfer of such shares except in accordance with this letter.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary, partner or member of the undersigned or to an affiliate of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that Merriman Curhan Ford & Co. receive prior written notice thereof and that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against, and authorizes the Company to cause the transfer agent and registrar to decline, the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This Agreement shall lapse and become null and void upon the earlier of (i) the close of business on ________ __, 2007, if the closing (excluding the closing of any over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement relating to the Public Offering) of the Public Offering shall not have occurred on or before such time, (ii) the receipt of written notice from the Company that it does not intend to proceed with the Public Offering, and (iii) the withdrawal by the Company of the Registration Statement on Form S-1 filed in connection with the Public Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein.

The undersigned further understands that this agreement is irrevocable, and that all authority herein conferred or agreed to be conferred shall survive death or incapacity of the undersigned and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

Signature

Name (Please print)

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

EXHIBIT F

Consonus Technologies, Inc.

$■
6,000,000 Common Shares

Issuer:	Consonus Technologies, Inc.

Market/Symbol:	NASDAQ: DTCI

Size:

Shares offered by Consonus:	6,000,000 shares

Shares offered by selling shareholders:

Total shares offered:	6,000,000 shares

Over-allotment option:	900,000 shares

Price to public:	$■ per share

Trade date:

Closing date:

Estimated net proceeds to Consonus:

Net proceeds to selling shareholders:
CUSIP:

Underwriters:	Merriman Curhan Ford & Co. Oppenheimer & Co. Jesup & Lamont Securities Corp. Blackmont Capital Inc. [Note to Draft: Term sheet to be updated.]

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC TO WHICH THIS COMMUNICATION RELATES. BEFORE

F-1

YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV, BY WRITTEN REQUEST TO: MERRIMAN CURHAN FORD & CO., ATTENTION: EQUITY CAPITAL MARKETS, 600 CALIFORNIA STREET, 9TH FLOOR SAN FRANCISCO, CA 94108 OR BY EMAILING KPALMIERI@MCFCO.COM. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE ■.

THIS COMMUNICATION IS NOT INTENDED FOR INVESTORS IN CANADA.

F-2